Exhibit 99.4

HIGHWOODS REALTY LIMITED PARTNERSHIP

Offer to Exchange

Any and All Outstanding 5.85% Notes Due 2017

for

Registered 5.85% Notes Due 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2007, UNLESS EXTENDED BY THE COMPANY (SUCH DATE AND TIME, AS EXTENDED, THE “EXPIRATION DATE”). EXCEPT AS PROVIDED IN THE PROSPECTUS, TENDERED OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                    , 2007

To Our Clients:

Enclosed for your consideration are the prospectus, dated                     , 2007 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Highwoods Realty Limited Partnership (the “Company”), to exchange its outstanding 5.85% Notes due 2017 (the “Outstanding Notes”) for registered 5.85% Notes due 2017 (the “Exchange Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. Exchange notes will be issued in integral multiples of $1,000.

Upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal, the Company will exchange any or all of the Outstanding Notes for Exchange Notes. This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. Because only registered holders may tender Outstanding Notes in the Exchange Offer, a tender of such Outstanding Notes may only be made by us as the holder of record pursuant to your instructions or by your making arrangements to register ownership of the Outstanding Notes in your name or by your obtaining a properly completed bond power from us.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer.

Except as otherwise provided in the Prospectus, Outstanding Notes tendered before the Expiration Date may be withdrawn at any time prior to the Expiration Date.

The Company may, in its sole discretion, delay accepting for exchange any Outstanding Notes, extend the Expiration Date or terminate the Exchange Offer.

Your attention is directed to the following:

1. The Exchange Offer is for any or all of the Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “The Exchange Offer.”

4. The Company will pay any transfer taxes incident to the exchange of Outstanding Notes in the Exchange Offer, except as otherwise provided in the instructions in the Letter of Transmittal and the Prospectus.

5. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2007, unless extended by the Company.

If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes, unless you make arrangements to register the Outstanding Notes in your own name or obtain a properly completed bond power from us.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Highwoods Realty Limited Partnership with respect to its Outstanding Notes.

This instructs you to tender the Outstanding Notes held by you for the account of the undersigned upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Outstanding Notes held by you for my account as indicated below:

Aggregate Principal Amount

of Outstanding Notes

5.85%	Notes Due 2017: $ _______________________________________

☐	Please do not tender any Outstanding Notes held by you for my account.

Dated:	, 2007

SIGN HERE

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Outstanding Notes held by us for your account.